Exhibit 10.5
Execution Version
FIRST AMENDMENT TO
364-DAY CREDIT AGREEMENT

THIS FIRST AMENDMENT TO 364-DAY CREDIT AGREEMENT (this “Amendment”), dated as of June 27, 2025, is by and among PACIFICORP, an Oregon corporation (the “Borrower”), the banks, financial institutions and other institutional lenders listed on the signature pages hereto (the “Lenders”), and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrower, the banks, financial institutions and other institutional lenders party thereto, and the Administrative Agent are parties to that certain 364-Day Credit Agreement dated as of June 28, 2024 (as amended, amended and restated, modified, extended, restated, replaced, or otherwise supplemented from time to time, the “Existing Credit Agreement”; and, as amended by this Amendment, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Lenders amend certain provisions of the Existing Credit Agreement; and

WHEREAS, the Lenders are willing to make such amendments to the Existing Credit Agreement, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT

1.1    Amendments to Existing Credit Agreement. The Existing Credit Agreement is hereby amended to delete the red stricken text (indicated textually in the same manner as the following example: ~~stricken text~~), add the blue double-underlined text (indicated textually in the same manner as the following example: double-underlined text) and move the green stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) to where the green underlined text is located (indicated textually in the same manner as the following example: underlined text), as set forth in the conformed copy of the Credit Agreement attached as Annex A hereto.

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ARTICLE II
CONDITIONS TO EFFECTIVENESS

2.1    Closing Conditions. This Amendment shall become effective as of the day and year set forth above (the “Amendment Effective Date”) upon satisfaction (or waiver) of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent):

(a)The Administrative Agent shall have received a copy of this Amendment duly executed by the Borrower, the Lenders and the Administrative Agent.

(b)The Administrative Agent shall have received a certificate from the Secretary of State of Oregon (dated not more than 10 days prior to the date hereof) attesting to the continued existence and good standing of the Borrower in that State.
(c)The Administrative Agent shall have received certified copies of the resolutions of the board of directors of the Borrower approving this Amendment and of all documents evidencing other necessary corporate action and Governmental Approvals required for the execution, delivery and performance by the Borrower of this Amendment.
(d)The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary of the Borrower certifying (A) the names and true signatures of the officers of the Borrower authorized to sign this Amendment, and (B) that attached thereto are true and correct copies of the bylaws of the Borrower as in effect on such date.
(e)The Administrative Agent shall have received a favorable opinion of in-house counsel for the Borrower, in form and substance reasonably acceptable to the Administrative Agent.
(f)The Administrative Agent shall have received a favorable opinion of New York counsel for the Borrower, in form and substance reasonably acceptable to the Administrative Agent.
(g)On such date, the following statements shall be true and the Administrative Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Borrower, dated such date, stating that:
    (i)    the representations and warranties of the Borrower contained in this Amendment are true and correct on and as of the date of such effectiveness as though made on and as of such date, and
    (ii)    no event has occurred and is continuing that constitutes a Default.
(h)The Borrower shall have paid all accrued fees and expenses under the Existing Credit Agreement payable on the Amendment Effective Date and all accrued
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fees and expenses of the Administrative Agent, the Joint Lead Arrangers and the Lenders payable on the Amendment Effective Date (including the accrued fees and expenses of counsel to the Administrative Agent to the extent then due and payable).
(i)The Administrative Agent shall have received all documentation and information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act and the Beneficial Ownership Regulation, to the extent such documentation or information is requested by the Administrative Agent on behalf of the Lenders reasonably in advance of the date hereof.
(j)The Administrative Agent shall have received such other approvals or documents as the Administrative Agent or any Lender shall have reasonably requested through the Administrative Agent reasonably in advance of the date hereof.

ARTICLE III
MISCELLANEOUS

3.1    Amended Terms. On and after the Amendment Effective Date, all references to the “Credit Agreement” in each of the Loan Documents shall hereafter mean the Credit Agreement.

3.2    Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

(a)    The execution, delivery and performance by the Borrower of this Amendment, and the consummation of the transactions contemplated hereby, are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate action. This Amendment has been duly executed and delivered by the Borrower.

(b)    No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required for the due execution, delivery and performance by the Borrower of this Amendment.

(c)    The execution, delivery and performance by the Borrower of this Amendment will not (i) violate (A) the articles of incorporation or bylaws (or comparable documents) of the Borrower or any of its Material Subsidiaries or (B) any Applicable Law, (ii) be in conflict with, or result in a breach of or constitute a default under, any contract, agreement, indenture or instrument to which the Borrower or any of its Material Subsidiaries is a party or by which any of its or their respective properties is bound or (iii) result in the creation or imposition of any Lien on the property of the Borrower or any of its Material Subsidiaries other than Permitted Liens and Liens required under the Credit Agreement, except to the extent such conflict, breach or default referred to in the
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preceding clause (ii), individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(d)    The representations and warranties, as to the Borrower, set forth in Section 4.01 of the Credit Agreement are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are specifically qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date).

(e)    After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

3.3    Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

3.4    Expenses. Without duplication to the costs and expenses set forth in Section 2.1(h) hereof, the Borrower agree to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

3.5    Further Assurances. The Borrower agrees to promptly take such action, upon the reasonable request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

3.6    Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.7    Counterparts; Electronic Execution. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic transmission (including by e-mail with a PDF attachment of an executed counterpart) shall be effective as delivery of an original executed counterpart of this Amendment.

3.8    No Actions, Claims, Etc. As of the date hereof, the Borrower hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

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3.9    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

3.10    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.11    Jurisdiction, Etc.; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Section 8.12 and 8.13 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

3.12    Reaffirmation of Obligations. The Borrower hereby ratifies the Credit Agreement, as amended hereby, and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement, as amended hereby, applicable to it and (b) that it is responsible for the observance of its respective Loan Document obligations. Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed, and this Amendment shall not be considered a novation. The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender or any other party under, the Credit Agreement, any of the other Loan Documents or otherwise.

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IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

PACIFICORP,
as Borrower

By	/s/ Ryan Weems
Ryan Weems
Vice President, Controller and Treasurer

By	/s/ Nikki L. Kobliha
Nikki L. Kobliha
Senior Vice President and Chief Financial Officer

Signature Page to First Amendment to PacifiCorp 364-Day Credit Agreement

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Lender

By	/s/ Eduardo Lopez Peiro
Name: Eduardo Lopez Peiro
Title: Vice President

Signature Page to First Amendment to PacifiCorp 364-Day Credit Agreement

LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender

By	/s/ Whitney Shellenberg
Name: Whitney Shellenberg
Title: Executive Director

Signature Page to First Amendment to PacifiCorp 364-Day Credit Agreement

MIZUHO BANK, LTD., as Lender

By	/s/ Edward Sacks
Name: Edward Sacks
Title: Managing Director

Signature Page to First Amendment to PacifiCorp 364-Day Credit Agreement

CITIBANK, N.A., as Lender

By	/s/ Richard Rivera
Name: Richard Rivera
Title: Vice President

Signature Page to First Amendment to PacifiCorp 364-Day Credit Agreement

BARCLAYS BANK PLC, as Lender

By	/s/ Sydney G. Dennis
Name: Sydney G. Dennis
Title: Director

Signature Page to First Amendment to PacifiCorp 364-Day Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as Lender

By	/s/ Joseph McElhinny
Name: Joseph McElhinny
Title: Senior Vice President

Signature Page to First Amendment to PacifiCorp 364-Day Credit Agreement

ANNEX A

Credit Agreement

See attached

Execution Version
Conformed through First Amendment dated June 27, 2025

______________________________________________________________________________
U.S. $900,000,000
364-DAY CREDIT AGREEMENT
Dated as of June 28, 2024
Among
PACIFICORP
as the Borrower
THE INITIAL LENDERS NAMED HEREIN
as Initial Lenders
and
JPMORGAN CHASE BANK, N.A.
as Administrative Agent

BARCLAYS BANK PLC CITIBANK, N.A. JPMORGAN CHASE BANK, N.A. MIZUHO BANK, LTD. PNC CAPITAL MARKETS LLC WELLS FARGO SECURITIES, LLC
Joint Lead Arrangers, Joint Bookrunners and Documentation Agents

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EXHIBITS AND SCHEDULES

EXHIBIT A     ---------------    ~~Form of Notice of Borrowing~~[Reserved]
EXHIBIT B     ---------------    Form of Assignment and Assumption
EXHIBIT C-1     ---------------    Form of U.S. Tax Compliance Certificate (For Foreign Lenders                     That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT C-2     ---------------    Form of U.S. Tax Compliance Certificate (For Foreign Participants                 That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT C-3     ---------------    Form of U.S. Tax Compliance Certificate (For Foreign Participants                 That Are Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT C-4     ---------------    Form of U.S. Tax Compliance Certificate (For Foreign Lenders                     That Are Partnerships For U.S. Federal Income Tax Purposes)

SCHEDULE I     ---------------    List of Commitment Amounts and Lending Offices
SCHEDULE II---------------    List of Material Subsidiaries

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364-DAY CREDIT AGREEMENT
364-DAY CREDIT AGREEMENT, dated as of June 28, 2024 (as further amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among PACIFICORP, an Oregon corporation (the “Borrower”), the banks, financial institutions and other institutional lenders listed on the signatures pages hereof (the “Initial Lenders”) and JPMORGAN CHASE BANK, N.A. (“JPMCB”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders (as hereinafter defined).
BACKGROUND
The Borrower has requested that the Lenders, on the terms and conditions set forth herein, provide the Borrower a $900,000,000 revolving loan facility to be used for general corporate purposes. The Lenders have indicated their willingness to provide such a facility on the terms and conditions of this Agreement.
In consideration of the premises and of the mutual agreements herein contained and intending to be legally bound hereby, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
SECTION 1.01.     Certain Defined Terms.
As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted Term SOFR” means, for any Interest Period, an interest rate per annum equal to (a) Term SOFR for such Interest Period, plus (b) 0.10%; provided that if Adjusted Term SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Administrative Agent” has the meaning specified in the first paragraph of this Agreement.
“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, the term “control” (including the terms “controlled by” and “under common control with”) of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.
“Agent Fee Letter” means the letter agreement dated as of the Closing Date among the Borrower and the Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.
“Agent Parties” has the meaning specified in Section 8.02(d)(ii).
“Agent’s Account” means the account of the Administrative Agent designated from time to time in a written notice to the Lenders and the Borrower as the account to which the Lenders are to fund Borrowings and the Borrower is to make payments under this Agreement.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any Subsidiary of the Borrower or their respective activities from time to time concerning or relating to bribery or corruption, including, without limitation, (i) the United States Foreign Corrupt Practices Act of 1977, as amended from time to time, and the applicable regulations thereunder, and (ii) to the extent applicable, the United Kingdom’s Bribery Act 2010, as amended from time to time.
“Applicable Law” means (i) all applicable common law and principles of equity and (ii) all applicable provisions of all (A) constitutions, statutes, rules, regulations and orders of all Governmental Authorities, (B) Governmental Approvals and (C) orders, decisions, judgments and decrees of all courts (whether at law or in equity or admiralty) and arbitrators.
“Applicable Margin” means, with respect to any Base Rate Loan and any SOFR Rate Loan, at all times during which any Applicable Rating Level set forth below is in effect, the rate per annum (except as provided below) for such Loan set forth below next to such Applicable Rating Level:

Applicable Rating Level	Applicable Margin for SOFR Rate Loans	Applicable Margin for Base Rate Loans
1	1.000%	0.000%
2	1.125%	0.125%
3	1.375%	0.375%

provided, that the Applicable Margins set forth above shall be increased, for each Applicable Rating Level, upon the occurrence and during the continuance of any Event of Default by 2.00% per annum. Any change in the Applicable Margin resulting from a change in the Applicable Rating Level shall become effective upon the date that is three (3) Business Days following the date of announcement of any change in the Moody’s Rating or the S&P Rating that results in such change in the Applicable Rating Level.
“Applicable Rating Level” at any time shall be determined in accordance with the then-applicable S&P Rating or the then-applicable Moody’s Rating as follows:

S&P Rating/Moody’s Rating	Applicable Rating Level
S&P Rating A- or Moody’s Rating A3 or higher	1
S&P Rating BBB+ or Moody’s Rating Baa1	2
S&P Rating BBB or Moody’s Rating Baa2 or below or unrated	3

The Applicable Rating Level for any day shall be determined based upon the higher of the S&P Rating and the Moody’s Rating in effect on such day. If the S&P Rating and the Moody’s Rating are not the same (i.e., a “split rating”), the higher (better) of such ratings shall control, unless the ratings differ by more than one level, in which case the rating one level below the higher of the two ratings shall control.
“Approved Fund” means any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 8.07), and accepted by the Administrative Agent, in substantially the form of Exhibit B or any other form approved by the Administrative Agent.
“Available Commitments” means, on any day, the aggregate unused Commitments, computed after giving effect to all Borrowings made or to be made on such day, the application of proceeds therefrom and all prepayments and repayments of Loans made on such day.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.12.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets (including the Federal Deposit Insurance Corporation or any other Governmental Authority acting in a similar capacity) appointed for it, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or a direct or indirect parent company of such Person by a Governmental Authority if and for so long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:
(i)    the ~~rate of interest announced by JPMCB from time to time as JPMCB’s prime rate~~Prime Rate;
(ii)    1/2 of 1% per annum above the NYFRB Rate in effect on such date; and
(iii)    Adjusted Term SOFR for a one-month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day), plus 1%
; provided, that in no event shall the Base Rate be less than 0%.
“Base Rate Loan” means a Loan that bears interest as provided in Section 2.11(a).

“Benchmark” means, initially, with respect to any Term Benchmark Loan, Adjusted Term SOFR; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to Adjusted Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.12.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(1)    Adjusted Daily Simple SOFR;
(2)    the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment;
If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earlier to occur of the following events with respect to such then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available

Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.

“Berkshire Hathaway” means Berkshire Hathaway Inc.
“Bonds” means pollution control revenue bonds or industrial development revenue bonds (or similar obligations, however designated) issued pursuant to an Indenture between the Trustee and the Issuer named therein.
“Borrower” has the meaning specified in the first paragraph of this Agreement.
“Borrowing” means a borrowing by the Borrower consisting of simultaneous Loans of the same Type, having the same Interest Period and ratably made or Converted on the same day by each of the Lenders pursuant to Section 2.02 or 2.13, as the case may be. All Loans to the Borrower of the same Type, having the same Interest Period and made or Converted on the same day shall be deemed a single Borrowing hereunder until repaid or next Converted.
“Borrowing Date” means the date of any Borrowing.
“Business Day” means a day of the year on which banks are not required or authorized by law to close in New York City or Los Angeles; provided, that when used in connection with any Adjusted Term SOFR Loans, the term “Business Day” shall also exclude any day that is not also a U.S. Government Business Securities Day.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (i) the adoption of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives (whether or not having the force of law) thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives (whether or not having the force of law) promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.
“Change of Control” has the meaning specified in Section 6.01(h).
“Closing Date” means June 28, 2024.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Commitment” means, for each Lender, the obligation of such Lender to make Loans to the Borrower hereunder in an aggregate amount no greater than the amount set forth on Schedule I hereto or, if such Lender has entered into any Assignment and Assumption, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(c), in each such case as such amount may be from time to time reduced pursuant to Section 2.08.
“Commitment Fee Rate” means, at any time, the rate per annum set forth below next to the Applicable Rating Level in effect at such time:

Applicable Rating Level	Commitment Fee Rate
1	0.100%
2	0.150%
3	0.200%

A change in the Commitment Fee Rate resulting from a change in the Applicable Rating Level shall become effective upon the date that is three (3) Business Days following the date of public announcement of a change in the Moody’s Rating or the S&P Rating that results in a change in the Applicable Rating Level.
“Commitment Percentage” means, as to any Lender as of any date of determination, the percentage describing such Lender’s pro rata share of the Commitments set forth initially on Schedule I hereto or in the Register from time to time; provided that in the case of Section 2.21 when a Defaulting Lender shall exist, “Commitment Percentage” means the percentage of the total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Commitment Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.
“Commitments” means the aggregate of each Lender’s Commitment hereunder.
“Communications” has the meaning specified in Section 8.02(d)(ii).
“Confidential Information” means information that the Borrower furnishes to the Administrative Agent, the Joint Lead Arrangers or any Lender in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Administrative Agent, the Joint Lead Arrangers or such Lender from a source other than the Borrower that has no obligation to maintain the confidentiality of such information.
“Consolidated Assets” means, on any date of determination, the total of all assets (including revaluations thereof as a result of commercial appraisals, price level restatement or otherwise) appearing on the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries most recently delivered to the Lenders pursuant to Section 5.01(h) as of such date of determination.
“Consolidated Capital” means the sum (without duplication) of (i) Consolidated Debt of the Borrower (without giving effect to the first proviso in the definition of Consolidated Debt) (ii) consolidated common equity holders’ equity as would appear on a consolidated balance sheet of the Borrower prepared in accordance with GAAP, (iii) the aggregate liquidation preference of preferred or priority equity interests (other than preferred or priority equity interests subject to mandatory redemption or repurchase) of the Borrower upon involuntary liquidation, (iv) the aggregate outstanding amount of all Hybrid Securities of the Borrower and (v) minority interests as would appear on a consolidated balance sheet of the Borrower prepared in accordance with GAAP.
“Consolidated Debt” of the Borrower means the total principal amount of all Debt of the Borrower and its Consolidated Subsidiaries; provided that Guaranties of Debt shall not be included in such total principal amount; provided further that Consolidated Debt shall exclude, to the extent otherwise reflected therein, Hybrid Securities of the Borrower up to a maximum excluded amount equal to 15% of Consolidated Capital of the Borrower.
“Consolidated Subsidiary” means, with respect to any Person at any time, any Subsidiary or other Person the accounts of which would be consolidated with those of such first Person in its consolidated financial statements in accordance with GAAP.
“Convert,” “Conversion” and “Converted” each refers to a conversion of Loans of one Type into Loans of the other Type, or the selection of a new, or the renewal of the same, Interest Period for SOFR Rate Loans, pursuant to Section 2.12 or 2.13.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Credit Party” means the Administrative Agent or any Lender.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Day prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Debt” of any Person means, at any date, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person’s business), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (iv) all obligations of such Person as lessee under leases that have been, in accordance with GAAP, recorded as capital leases, (v) all obligations of such Person in respect of reimbursement agreements with respect to acceptances, letters of credit (other than trade letters of credit) or similar extensions of credit, and (vi) all Guaranties. Solely for the purpose of calculating compliance with the covenant in Section 5.03, Debt shall not include Debt of the Borrower or its Consolidated Subsidiaries arising from the qualification of an arrangement as a lease due to that arrangement conveying the right to use or to control the use of property, plant or equipment under the application of the Financial Accounting Standards Board’s Accounting Standards Codification Topic 840 – Leases paragraph 840-10-15-6 (or the Accounting Standards Codification Topic 842 – Leases paragraphs 842-10-15-3 through 5), nor shall Debt include Debt of any variable interest entity consolidated by the Borrower under the requirements of Topic 810 – Consolidation.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.
“Defaulting Lender” means, subject to Section 2.21(b), any Lender that (i) has failed, within two Business Days after the date required to be funded or paid, to (A) fund all or any portion of its Loans, (B) [reserved] or (C) pay over to any Credit Party any other amount required to be paid by it under this Agreement, unless, in the case of clause (A) above, such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in writing) has not been satisfied, as notified by such Lender to the Administrative Agent and the Borrower in such writing, (ii) has notified the Borrower or any Credit Party in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and such position is based on such Lender’s good faith determination that a condition precedent (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) to funding a Loan under this Agreement cannot be satisfied), (iii) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, acting in good faith, to confirm in writing to such requesting party that it will comply with its obligations to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to clause (iii) upon such requesting party’s receipt of such written confirmation in form and substance reasonably satisfactory to it and the Administrative Agent, or (iv) has become the subject of a (A) Bankruptcy Event or (B) Bail-In Action. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (i) through (iv) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.21(b)) upon delivery of written notice of such determination to the Borrower and each Lender.
“Dollars” and the symbol “$” mean lawful currency of the United States of America.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 8.07(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 8.07(b)(iii)).
“Environmental Law” means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means, with respect to any Person, each trade or business (whether or not incorporated) that is considered to be a single employer with such entity within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code.
“ERISA Event” means (i) any “reportable event,” as defined in Section 4043 of ERISA with respect to a Pension Plan (other than an event as to which the PBGC has waived the requirement of Section 4043(a) of ERISA that it be notified of such event); (ii) the failure to make a required contribution to any Pension Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 430 of the Internal Revenue Code or Section 303 or 4068 of ERISA, or there being or arising any “unpaid minimum required contribution” or “accumulated funding deficiency” (as defined or otherwise set forth in Section 4971 of the Internal Revenue Code or Part 3 of Subtitle B of Title I of ERISA), whether or not waived, or the filing of any request for or receipt of a minimum funding waiver under Section 412 of the Internal Revenue Code with respect to any Pension Plan or Multiemployer Plan, or a determination that any Pension Plan is, or is reasonably expected to be, in at-risk status under Title IV of ERISA; (iii) the filing of a notice of intent to terminate any Pension Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, the filing under Section 4041(c) of ERISA of a notice of intent to terminate any Pension Plan, or the termination of any Pension Plan under Section 4041(c) of ERISA; (iv) the institution of proceedings, or the occurrence of an event or condition that would reasonably be expected to constitute grounds for the institution of proceedings by the PBGC, under Section 4042 of ERISA, for the termination of, or the appointment of a trustee to administer, any Pension Plan; (v) the complete or partial withdrawal of the Borrower or any of its ERISA Affiliates from a Multiemployer Plan, the reorganization or insolvency under Title IV of ERISA of any Multiemployer Plan, or the receipt by the Borrower or any of its ERISA Affiliates of any notice that a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA; (vi) the failure by the Borrower or any of its ERISA Affiliates to comply with ERISA or the related provisions of the Internal Revenue Code with respect to any Pension Plan; (vii) the Borrower or any of its ERISA Affiliates incurring any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); or (viii) the failure by the Borrower or any of its Subsidiaries to comply with Applicable Law with respect to any Foreign Plan.
“Erroneous Payment” has the meaning assigned to it in Section 7.09(a).
“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 7.09(d).
“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 7.09(d).
“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 7.09(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 7.09(d).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Events of Default” has the meaning specified in Section 6.01.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (A) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (A) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.20(b)) or (B) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 2.18, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (iii) Taxes attributable to such Recipient’s failure to comply with Section 2.18(g) and (iv) any Taxes imposed under FATCA.
“Existing Credit Agreement” means that certain Delayed Draw Term Loan Agreement dated as of December 21, 2023, by and among the Borrower, JPMCB, as administrative agent, and the existing lenders party thereto (as amended, restated, supplemented or otherwise modified from time to time).
“Extension of Credit” means the making of a Borrowing. For purposes of this Agreement, a Conversion shall not constitute an Extension of Credit.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement.
“FCA” has the meaning assigned to such term in Section 1.06.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the Federal funds effective rate.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“FERC” means the U.S. Federal Energy Regulatory Commission.
“First Amendment Effective Date” means June 27, 2025.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to any Benchmark. For the avoidance of doubt the initial Floor for Adjusted Term SOFR shall be 0.00%.
“Foreign Lender” means a Lender that is not a U.S. Person.
“Foreign Plan” means any pension, profit-sharing, deferred compensation, or other employee benefit plan, program or arrangement (other than a Pension Plan or a Multiemployer Plan) maintained by any Subsidiary of the Borrower that, under applicable local foreign law, is required to be funded through a trust or other funding vehicle.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” has the meaning specified in Section 1.03.
“Governmental Approval” means any authorization, consent, approval, license or exemption of, registration or filing with, or report or notice to, any Governmental Authority.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guaranty” of any Person means (i) any obligation, contingent or otherwise, of such Person to pay any Debt of any other Person and (ii) all reasonably quantifiable obligations of such Person under indemnities or under support or capital contribution agreements, and other reasonably quantifiable obligations (contingent or otherwise) to purchase or otherwise to assure a creditor against loss in respect of, or to assure an obligee against loss in respect of, any Debt of any other Person guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss; provided that the term “Guaranty” shall not include endorsements for collection or deposit in the ordinary course of business or the grant of a Lien in connection with Project Finance Debt.
“Hazardous Materials” means (i) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (ii) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.
“Hybrid Securities” means, with respect to the Borrower, any preferred securities, trust preferred securities or deferrable interest subordinated debt securities issued by the Borrower or other financing vehicle of the Borrower that (i) are subordinate in right of payment to the Loans; (ii) have an original maturity of at least twenty years and (iii) require no repayments or prepayments and no mandatory redemptions or repurchases, in each case, prior to the first anniversary of the latest Termination Date.
“Indemnified Party” has the meaning specified in Section 8.04(b).
“Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (ii) to the extent not otherwise described in clause (i), Other Taxes.
“Indenture” means, for any series of Bonds, the indenture pursuant to which such Bonds are issued and any supplement thereto relating to such Bonds.
“Initial Lenders” has the meaning specified in the first paragraph of this Agreement.
“Interest Period” means, for each SOFR Rate Loan comprising part of the same Borrowing, the period commencing on the date of such SOFR Rate Loan or the date of the Conversion of any Base Rate Loan into such SOFR Rate Loan and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, with respect to SOFR Rate Loans, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, three or six months or such other period acceptable to all the Lenders, as the Borrower may, upon notice received by the Administrative Agent not later than 12:00 noon (New York City Time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:
(i)    the Borrower may not select any Interest Period that (A) ends after the latest Termination Date in effect at such time or (B) has been removed pursuant to Section 2.12(e);
(ii)    Interest Periods commencing on the same date for SOFR Rate Loans comprising part of the same Borrowing shall be of the same duration;
(iii)    whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and
(iv)    whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
“IRS” means the U.S. Internal Revenue Service.
“Issuer” means, for any series of Bonds, the issuer of such Bonds under the applicable Indenture.
“Joint Lead Arrangers” means Barclays Bank PLC, Citibank, N.A., JPMorgan Chase Bank, N.A., Mizuho Bank Ltd., PNC Capital Markets LLC, and Wells Fargo Securities, LLC.
“JPMCB” has the meaning specified in the recital of parties to this Agreement.
“Lenders” means the Initial Lenders and each Person that shall become party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Lending Office” opposite its name on Schedule I hereto or in the

Assignment and Assumption pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify in writing to the Borrower and the Administrative Agent.
“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.
“Loan Documents” means, collectively, (i) this Agreement, (ii) the Agent Fee Letter and (iii) any promissory note issued pursuant to Section 2.10(d).
“Loans” means a Loan by a Lender to the Borrower pursuant to Section 2.02 as part of a Borrowing and refers to a Base Rate Loan or a SOFR Rate Loan.
“Margin Regulations” means Regulations T, U and X of the Federal Reserve Board, as in effect from time to time.
“Margin Stock” has the meaning specified in the Margin Regulations.
“Material Adverse Effect” means a material adverse effect on (i) on the business, operations, properties, financial condition, assets or liabilities (including, without limitation, contingent liabilities) of the Borrower and its Subsidiaries, taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents or (iii) the ability of the Administrative Agent or any Lender to enforce its rights under the Loan Documents.
“Material Subsidiaries” means any Subsidiary of the Borrower with respect to which (x) the Borrower’s percentage ownership interest in such Subsidiary multiplied by (y) the book value of the Consolidated Assets of such Subsidiary represents at least 15% of the Consolidated Assets of the Borrower as reflected in the latest financial statements of the Borrower delivered pursuant to clause (i) or (ii) of Section 5.01(h).
“Moody’s” means Moody’s Investors Service, Inc.
“Moody’s Rating” means, on any date of determination, the rating most recently announced by Moody’s with respect to any senior unsecured, non-credit enhanced Debt of the Borrower or, if such rating is not available, the corporate credit rating of the Borrower most recently announced by Moody’s.
“Multiemployer Plan” means any “multiemployer plan” (as such term is defined in Section 4001(a)(3) of ERISA), which is contributed to by (or to which there is or may be an obligation to contribute of) the Borrower or any of its ERISA Affiliates or with respect to which the Borrower or any of its ERISA Affiliates has, or could reasonably be expected to have, any liability.
“New York City Time” means the time in New York, New York.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all affected Lenders in accordance with the terms of Section 8.01 and (ii) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at the time of determination, a Lender that is not a Defaulting Lender.
“Notice of Borrowing” has the meaning specified in Section 2.02(a).
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a Federal funds transaction quoted at 11:00 A.M. (New York City Time) on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.20).
“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation as of the First Amendment Effective Date, and as codified at 31 C.F.R. § 850.101 et seq.
“Outstanding Credits” means, on any date of determination, the aggregate principal amount of all Loans outstanding on such date. The Outstanding Credits with respect to any Lender at any time shall be its Commitment Percentage of the total Outstanding Credits at such time.
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight Federal funds and overnight eurodollar borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).
“Participant” has the meaning assigned to such term in Section 8.07(d).
“Participant Register” has the meaning specified in Section 8.07(d).
“Patriot Act” has the meaning specified in Section 8.14.
“Payment Recipient” has the meaning assigned to it in Section 7.09(a).
“PBGC” means the U.S. Pension Benefit Guaranty Corporation (or any successor).
“Pension Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA) (other than a Multiemployer Plan), subject to the provisions of Title IV of ERISA or Section 412 of the Internal Revenue Code or Section 302 of ERISA, maintained or contributed to by the Borrower or any of its ERISA Affiliates or to which the Borrower or any of its ERISA Affiliates has or may have an obligation to contribute (or is deemed under Section 4069 of ERISA to have maintained or contributed to or to have had an obligation to contribute to, or otherwise to have liability with respect to) such plan.
“Permitted Liens” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (i) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(a) hereof; (ii) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens, and other similar Liens arising in the ordinary course of business; (iii) Liens incurred or deposits made to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; (iv) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable, including zoning and landmarking restrictions; (v) any judgment Lien, unless an Event of Default under Section 6.01(e) shall have occurred and be continuing with respect thereto; (vi) any Lien on any asset of any Person existing at the time such Person is acquired by or merged or consolidated with or into the Borrower or any Subsidiary of the Borrower and not created in contemplation of such event; (vii) pledges and deposits made in the ordinary course of business to secure the performance of bids, trade contracts (other than for Debt), operating leases and surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (viii) Liens upon or in any real property or equipment acquired, constructed, improved or held by the Borrower or any Subsidiary in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of such property or equipment, or Liens existing on such property or equipment at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such property), (ix) Liens securing Project Finance Debt, (x) any Lien on the Borrower’s or any Material Subsidiary’s interest in Bonds or cash or cash equivalents securing (A) the obligation of the Borrower or any Material Subsidiary to reimburse the issuer of a letter of credit supporting payments to be made in respect of such Bonds for a drawing on such letter of credit for the purpose of purchasing Bonds or (B) the obligation of the Borrower or any Material Subsidiary to reimburse or repay amounts advanced under any facility entered into to provide liquidity or credit support for any issue of Bonds; and (xi) extensions, renewals or replacements of any Lien described in clause (vi), (vii), (viii), (ix) or (x) for the same or a lesser amount, provided, however, that no such Lien shall extend to or cover any properties (other than after-acquired property already within the scope of the relevant Lien grant) not theretofore subject to the Lien being extended, renewed or replaced.
“Person” means any natural Person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Platform” has the meaning specified in Section 8.02(d)(i).
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Project Finance Debt” means Debt of any Subsidiary of the Borrower (i) that is (A) not recourse to the Borrower other than with respect to Liens granted by the Borrower on direct or indirect equity interests in such Subsidiary to secure such Debt and limited Guaranties of, or equity commitments with respect to, such Debt by the Borrower, which Liens, limited Guaranties and equity commitments are of a type consistent with other limited recourse project financings, and other than customary contractual carve-outs to the non-recourse nature of such Debt consistent with other limited recourse project financings, and (B) incurred in connection with the acquisition, development, construction or improvement of any project, single purpose or other fixed assets of such

Subsidiary, including Debt assumed in connection with the acquisition of such assets, or (ii) that represents an extension, renewal, replacement or refinancing of the foregoing, provided that, in the case of a replacement or refinancing, the principal amount of such new Debt shall not exceed the principal amount of the Debt being replaced or refinanced plus 10% of such principal amount.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Rating Decline” means the occurrence of the following on, or within 90 days after, the earlier of (i) the occurrence of a Change of Control and (ii) the earlier of (x) the date of public notice of the occurrence of a Change of Control and (y) the date of the public notice of the Borrower’s (or its direct or indirect parent company’s) intention to effect a Change of Control, which 90-day period will be extended so long as the S&P Rating or Moody’s Rating is under publicly announced consideration for possible downgrading by S&P or Moody’s, as applicable: the S&P Rating is reduced to any rating level below BBB+ or the Moody’s Rating is reduced to any rating level below Baa1 (or both the S&P Rating and the Moody’s Rating become unavailable).
“Recipient” means (i) the Administrative Agent and (ii) any Lender, as applicable.
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is Adjusted Term SOFR, 5:00 a.m. (Chicago time) on the day that is two Business Days preceding the date of such setting or (2) if such Benchmark is not Adjusted Term SOFR, the time determined by the Administrative Agent in its reasonable discretion.
“Register” has the meaning specified in Section 8.07(c).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means, the Federal Reserve Board and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.
“Removal Effective Date” has the meaning specified in Section 7.05(b).
“Reportable Compliance Event” means that the Borrower or any of its Subsidiaries becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Corruption Law or any predicate crime to any Anti-Corruption Law.

“Required Lenders” means at any time Lenders owed in excess of 50% of the then aggregate unpaid principal amount of the Loans, or, if there are no Outstanding Credits, Lenders having in excess of 50% in interest of the Commitments (without giving effect to any termination in whole of the Commitments pursuant to Section 6.01). The Commitments and outstanding Loans for any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Resignation Effective Date” has the meaning specified in Section 7.05(a).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“S&P” means S&P Global Ratings, a business unit of S&P Global, Inc.
“S&P Rating” means, on any date of determination, the rating most recently announced by S&P with respect to any senior unsecured, non-credit enhanced Debt of the Borrower or, if such rating is not available, the corporate credit rating of the Borrower most recently announced by S&P.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of comprehensive Sanctions (as of the ~~Closing~~First Amendment Effective Date, the so - called Donetsk People’s Republic, the so- called Luhansk People’s Republic, the Crimea Region of Ukraine, the Kherson Region of Ukraine, the Zaporizhzhia Region of Ukraine, Russia, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State or the U.S. Department of the Treasury, or maintained by the United Nations Security Council, the European Union, or His Majesty’s Treasury of the United Kingdom, as may be amended, supplemented or substituted from time to time, (b) any Person organized or ordinarily resident or located in a Sanctioned Country or (c) any Person controlled by, or acting on behalf of, any such Person described in clause (a) or (b). For purposes of this definition, “control” of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC, the U.S. Department of State or the U.S. Department of Treasury, or (b) the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom.

“SEC” means the U.S. Securities and Exchange Commission.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.
“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.
“SOFR Rate Loan” means an Loan that bears interest as provided in Section 2.11(b).
“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (i) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (ii) the interest in the capital or profits of such limited liability company, partnership or joint venture or (iii) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to Adjusted Term SOFR.
“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.
“Term SOFR” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to Term SOFR has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.
“Termination Date” means the earlier to occur of (i) June ~~27~~26, ~~2025~~2026 and (ii) the date of termination in whole of the Commitments available to the Borrower pursuant to Section 2.08 or 6.01.
“Trustee” means, for any series of Bonds, the Person acting in the capacity of trustee for the holders of such Bonds under the Indenture pursuant to which such Bonds were issued.
“Type” refers to the distinction between Loans bearing interest at the Base Rate and Loans bearing interest at Adjusted Term SOFR.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means (i) for purposes of Sections 4.01(r) and 5.02(j), any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States and (ii) for all other purposes, any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.18(g)(ii).
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU

11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Withholding Agent” means the Borrower and the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 1.02.     Computation of Time Periods.
In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.
SECTION 1.03.     Accounting Terms.
All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles as in effect from time to time (“GAAP”). If any “Accounting Change” (as defined below) shall occur and such change results in a change in the calculation of financial covenants, standards or terms in this Agreement, and either the Borrower or the Required Lenders (through the Administrative Agent) shall request the same to the other parties hereto in writing, the Borrower and the Administrative Agent shall enter into negotiations to amend the affected provisions of this Agreement with the desired result that the criteria for evaluating the Borrower’s consolidated financial condition and results of operations shall be substantially the same after such Accounting Change as if such Accounting Change had not been made. Once such request has been made, until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred. “Accounting Change” means a change in accounting principles required by the promulgation of any final rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC (or successors thereto or agencies with similar functions).
SECTION 1.04.     Classification of Loans and Borrowings.
For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Adjusted Term SOFR Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Adjusted Term SOFR Borrowing”).
SECTION 1.05.     Other Interpretive Provisions.
As used herein, except as otherwise specified herein, (i) references to any Person include its successors and assigns and, in the case of any Governmental Authority, any Person succeeding to its functions and capacities; (ii) references to any Applicable Law include amendments, supplements and successors thereto; (iii) references to specific sections, articles, annexes, schedules and exhibits are to this Agreement; (iv) words importing any gender include the other gender; (v) the singular includes the plural and the plural includes the singular; (vi) the words “including”, “include” and “includes” shall be deemed to be followed by the words “without limitation”; (vii) captions and headings are for ease of reference only and shall not affect the construction hereof; and (viii) references to any time of day shall be to New York City Time unless otherwise specified.
SECTION 1.06.     Interest Rates; Benchmark Notification.
The interest rate on a Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.12(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
ARTICLE II
AMOUNTS AND TERMS OF THE EXTENSIONS OF CREDIT
SECTION 2.01.     The Loans.
(a)    Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Loans to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate outstanding amount not to exceed at any time such Lender’s Available Commitment at such time. Within the limits of each Lender’s Commitment and as hereinabove and hereinafter provided, including without limitation Section 2.01(b), the Borrower may request a Borrowing hereunder, and repay or prepay Loans pursuant to Section 2.14 and utilize the resulting increase in the Available Commitments for further Extensions of Credit in accordance with the terms hereof.
(b)    In no event shall the Borrower be entitled to request or receive any Borrowing that (i) would exceed the Available Commitments or (ii) would cause the Outstanding Credits to exceed the Commitments.
SECTION 2.02.     Making the Loans.
(a)    Each Borrowing shall be in an amount not less than $1,000,000 (or, if less, the Available Commitments at such time) or an integral multiple of $100,000 in excess thereof and shall consist of Loans of the same Type made on the same day by the Lenders ratably according to their respective Commitment Percentages. Each Borrowing shall be made on notice, given not later than 1:00 P.M. (New York City Time) on the third U.S. Government Securities Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of SOFR Rate Loans, or not later than 1:00 P.M. (New York City Time) on the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Loans, by the Borrower to the Administrative Agent, which shall give to each Lender prompt written notice thereof. Each such notice of a Borrowing (a “Notice of Borrowing”) shall be by telephone, confirmed immediately in writing or facsimile in substantially in the form ~~of Exhibit A hereto~~approved by the Borrower and the Administrative Agent as of the First Amendment Effective Date (or any other form approved by the Administrative Agent), specifying therein the requested (i) Borrowing Date for such Borrowing, (ii) Type of Loans comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) in the case of a Borrowing consisting of SOFR Rate Loans, the initial Interest Period for each such Loan. Each Lender shall, before 2:00 P.M. (New York City Time) (or, for Borrowings consisting of Base Rate Loans for which notice was provided to the Lenders after 12:00 noon (New York City Time) but no later than 1:00 P.M. (New York City Time), before 3:00 P.M. (New York City Time)) on the applicable Borrowing Date, make available for the account of its Lending Office to the Administrative Agent at the Agent’s Account, in same day funds, such Lender’s ratable portion of the Borrowing to be made on such Borrowing Date. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower promptly in such manner as the Borrower shall have specified in the applicable Notice of Borrowing.
(b)    Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select SOFR Rate Loans for any Borrowing if the aggregate amount of such Borrowing is less than $1,000,000 or if the obligation of the Lenders to make SOFR Rate Loans shall then be suspended pursuant to Section 2.12(b), 2.13 or 2.16, and (ii) Borrowings of more than one Type may be outstanding at the same time; provided, however, there shall be not more than 10 Borrowings at any one time outstanding.
(c)    Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to comprise SOFR Rate Loans, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Loan to be made by such Lender as part of such Borrowing when such Loan, as a result of such failure, is not made on such date.
(d)    Unless the Administrative Agent shall have received written notice from a Lender prior to any Borrowing Date or, in the case of a Base Rate Loan, prior to the time of Borrowing, that such Lender will not make available to the Administrative Agent such Lender’s Loan as part of the Borrowing to be made on such Borrowing Date, the Administrative Agent may, but shall not be required to, assume that such Lender has made such portion available to the Administrative Agent on such Borrowing Date in accordance with subsection (a) of this Section 2.02, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Loan available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.
(e)    The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

SECTION 2.03.     [Reserved].
SECTION 2.04.     [Reserved].
SECTION 2.05.     Fees.
(a)    The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee equal to the Commitment Fee Rate in effect from time to time multiplied by the amount of such Lender’s Available Commitment from the date hereof in the case of each Initial Lender and from the effective date specified in the Assignment and Assumption pursuant to which it became a Lender in the case of each other Lender until the Termination Date, payable quarterly in arrears on the fifteenth calendar day following the last day of each March, June, September and December, commencing September 30, 2024, and on the Termination Date. The commitment fee for any period will be equal to the Commitment Fee Rate in effect from time to time during such periods, times an amount equal to the Commitments minus the aggregate principal amount of Loans outstanding during such period.
(b)    The Borrower agrees to pay the fees payable by the Borrower in such amounts and on such terms as set forth in the Agent Fee Letter.
SECTION 2.06.     [Reserved].
SECTION 2.07.     [Reserved].
SECTION 2.08.     Termination or Reduction of the Commitments.
(a)    The Borrower shall have the right, upon at least three Business Days’ notice to the Administrative Agent, to terminate in whole or reduce ratably in part the Available Commitments, provided that (i) each partial reduction shall be in the aggregate amount of $10,000,000 or an integral multiple of $5,000,000 in excess thereof and (ii) no such termination or reduction shall be made that would reduce the aggregate Commitments to an amount less than the Outstanding Credits on the date of such termination or reduction. Each such notice of termination or reduction shall be irrevocable; provided, however, that a notice of termination delivered pursuant to this Section 2.08 may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the effective date specified in the notice of termination) if such condition is not satisfied.
(b)    The Borrower may terminate the unused amount of the Commitment of any Lender that is a Defaulting Lender upon not less than three Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), and in such event the provisions of Section 2.21(a)(ii) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that (i) no Event of Default shall have occurred and be continuing, and (ii) such termination shall not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent or any Lender may have against such Defaulting Lender.
(c)    The Commitment of each Lender shall automatically terminate on the Termination Date.
(d)    Once terminated, a Commitment or any portion thereof may not be reinstated.
SECTION 2.09.     Repayment of Loans.
(a)    The Borrower shall repay to the Administrative Agent for the account of each Lender on the Termination Date applicable to such Lender the aggregate principal amount of the Loans made to the Borrower by such Lender then outstanding. Without limiting the foregoing, the Borrower shall also repay (to the Administrative Agent for the account of the Lenders) Loans, in each ease, to the extent and at the time required pursuant to the terms of any applicable Governmental Approval relating to the Borrower’s ability to incur Debt.
(b)    If at any time the aggregate principal amount of Outstanding Credits exceeds the Commitments, the Borrower shall pay or prepay so much of the Borrowings as shall be necessary in order that the Outstanding Credits will not exceed the Commitments.
SECTION 2.10.     Evidence of Indebtedness.
(a)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.
(b)    The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.
(c)    The entries made in the accounts maintained pursuant to subsections (a) and (b) of this Section 2.10 shall, to the extent permitted by Applicable Law, be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans and interest thereon in accordance with their terms.
(d)    Any Lender may request that any Loans made by it be evidenced by one or more promissory notes. In such event, the Borrower shall prepare, execute and deliver to such Lender one or more promissory notes payable to such Lender (or, if requested by such Lender, to such Lender and its assignees) and in a form reasonably satisfactory to the Administrative Agent.

Thereafter, the Loans evidenced by such promissory notes and interest thereon shall at all times (including after assignment pursuant to Section 8.07) be represented by one or more promissory notes in such form payable to the payee named therein.
SECTION 2.11.     Interest on Loans.
The Borrower shall pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount shall be paid in full, at the following rates per annum:
(a)    Base Rate Loans. During such periods as such Loan is a Base Rate Loan, a rate per annum equal at all times to the sum of (x) the Base Rate plus (y) the Applicable Margin for Base Rate Loans in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Loan shall be Converted or paid in full.
(b)    SOFR Rate Loans. During such periods as such Loan is a SOFR Rate Loan, a rate per annum equal at all times during each Interest Period for such Loan to the sum of (x) Adjusted Term SOFR for such Interest Period for such Loan plus (y) the Applicable Margin for SOFR Rate Loans in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such SOFR Rate Loan shall be Converted or paid in full.
SECTION 2.12.     Interest Rate Determination.
(a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.12, if:

(i)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining Adjusted Term SOFR or Term SOFR (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period; or

(ii)    the Administrative Agent is advised by the Required Lenders that prior to the commencement of any Interest Period for a Term Benchmark Borrowing, Adjusted Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Notice of Borrowing in accordance with the terms of Section 2.02, any Notice of

Borrowing that requests a Term Benchmark Borrowing shall instead be deemed to be a Notice of Borrowing for a Base Rate Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.12(a), then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Notice of Borrowing in accordance with the terms of Section 2.02, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, a Base Rate Loan.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(c) Notwithstanding anything to the contrary herein or in any other Loan Document, in connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
    (d) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.12, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.12.

    (e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

    (f) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to a Base Rate Borrowing. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.12, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, a Base Rate Loan.

SECTION 2.13.     Conversion of Loans.
(a)    Voluntary. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 12:00 noon (New York City Time) on the third U.S. Government Securities Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.12 and 2.16, Convert all or any part of Loans of one Type comprising the same Borrowing into Loans of the other Type or of the same Type but having a new Interest Period; provided, however, that any Conversion of SOFR Rate Loans into Base Rate Loans shall be made only on the last day of an Interest Period for such SOFR Rate Loans, any Conversion of Base Rate Loans into SOFR Rate Loans shall be in an amount not less than the minimum amount specified in Section 2.02(b) and no Conversion of any Loans shall result in more separate Borrowings than permitted under Section 2.02(b). Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Loans to be Converted, and (iii) if such Conversion is into SOFR Rate Loans, the duration of the initial Interest Period for each such Loan. Each notice of Conversion shall be irrevocable and binding on the Borrower.
(b)    Mandatory.
(i)    If the Borrower shall fail to select the Type of any Loan or the duration of any Interest Period for any Borrowing comprising SOFR Rate Loans in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01 and Section 2.13(a), or if any proposed Conversion of a Borrowing that is to comprise SOFR Rate Loans upon Conversion shall not occur as a result of the circumstances described in subsection (c) below, or if an Event of Default has occurred and is continuing and SOFR Rate Loans are outstanding, the Administrative Agent will forthwith so notify the Borrower and the Lenders, and (i) such Loans will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Loans and (ii) the obligation of the Lenders to make, or to Convert Loans into, SOFR Rate Loans shall be suspended.
(ii)    On the date on which the aggregate unpaid principal amount of SOFR Rate Loans comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $10,000,000, such Loans shall automatically Convert into Base Rate Loans.
(c)    Failure to Convert. Each notice of Conversion given pursuant to subsection (a) above shall be irrevocable and binding on the Borrower. In the case of any Borrowing that is to comprise SOFR Rate Loans upon Conversion, the Borrower agrees to indemnify each Lender against any loss, cost or expense incurred by such Lender if, as a result of the failure of the Borrower to satisfy any condition to such Conversion (including, without limitation, the occurrence of any Default), such Conversion does not occur. The Borrower’s obligations under this subsection (c) shall survive the repayment of all other amounts owing to the Lenders and the Administrative Agent under this Agreement and the termination of the Commitments.
(d)    Limitation on Certain Conversions. Notwithstanding any other provision of this Agreement to the contrary, the Borrower may not borrow Loans at Adjusted Term SOFR or Convert Loans resulting in SOFR Rate Loans at any time an Event of Default has occurred and is continuing.

SECTION 2.14.     Optional Prepayments of Loans.
The Borrower may prepay Loans, (i) upon at least three U.S. Government Securities Business Days’ notice, in the case of SOFR Rate Loans, and (ii) upon notice not later than 12:00 noon (New York City Time) on the date of prepayment, in the case of Base Rate Loans, to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and, if such notice is given, the Borrower shall prepay the outstanding principal amount of the Loans comprising part of the same Borrowing in whole or ratably in part, without penalty, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $100,000 in excess thereof and (y) in the event of any such prepayment of a Adjusted Term SOFR Loan, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(c).
SECTION 2.15.     Increased Costs.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, assessment, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in Adjusted Term SOFR);
(ii)    other than (A) Indemnified Taxes and (B) Excluded Taxes, subject any Recipient to any Taxes on, or change the basis of taxation of payments to any Recipient in respect of, its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon the good faith request of such Lender or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)    Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender, as the case may be, promptly upon demand the amount shown as due on any such certificate.
(d)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).
SECTION 2.16.     Illegality.
If due to any Change in Law it shall become unlawful or impossible for any Lender (or its Lending Office) to make, maintain or fund its SOFR Rate Loans, and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon, until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make SOFR Rate Loans, or to Convert outstanding Loans into SOFR Rate Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section 2.16, such Lender shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions applicable to such Lender) to designate a different Lending Office if such designation would avoid the need for giving such notice and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such notice is given, each SOFR Rate Loan of such Lender then outstanding shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such SOFR Rate Loan if such Lender may lawfully continue to maintain and fund such Loan to such day or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain and fund such Loan to such day.
SECTION 2.17.     Payments and Computations.
(a)    The Borrower shall make each payment to be made by it hereunder not later than 1:00 P.M. (New York City Time) on the day when due in Dollars to the Administrative Agent at the Agent’s Account in same day funds without condition or deduction for any counterclaim, defense, recoupment or setoff. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or commitment fees ratably (other than amounts payable pursuant to Section 2.02(c), 2.11(c), 2.13(c), 2.15, 2.18, 2.21 or 8.04(c)) to the Lenders for the account of its Lending Office to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Assumption and recording of the information contained therein in the Register pursuant to Section 8.07(c), from and after the effective date specified in such Assignment and Assumption, the Administrative Agent shall make all payments hereunder in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Assumption shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.
(b)    The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder, after any applicable grace period, to charge from time to time against any or all of the Borrower’s accounts with such Lender any amount so due.
(c)    All computations of interest based on the rate referred to in clause (i) of the definition of the “Base Rate” contained in Section 1.01 shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on Adjusted Term SOFR, the Federal Funds Effective Rate, NYFRB Rate or the rate referred to in clause (iii) of the definition of the “Base Rate” and of commitment fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, commitment fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.
(d)    Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of SOFR Rate Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day. Notwithstanding anything to the contrary contained herein, if the Termination Date shall occur on a date other than a Business Day, the Borrower shall repay to the Administrative Agent for the account of each Lender on the next preceding Business Day prior to the Termination Date the aggregate principal amount of the Loans made to the Borrower by the Lenders then outstanding.
(e)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to a Lender hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date, and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Effective Rate.
SECTION 2.18.     Taxes.
(a)    Defined Terms. For purposes of this Section 2.18 and for the avoidance of doubt, the term “Applicable Law” includes FATCA.
(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)    Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 30 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 30 days after demand therefor, for any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so). Each Lender shall severally indemnify the Administrative Agent and the Borrower, within 30 days after demand therefor, for (i) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 8.07(d) relating to the maintenance of a Participant Register and (ii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or the Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent or the Borrower shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent or the Borrower to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent or the Borrower to the Lender from any other source against any amount due to the Administrative Agent or the Borrower under this subsection (e).
(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.18, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)    Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.18(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing,
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an executed IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, an executed IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)    an executed IRS Form W-8ECI;

(iii)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) an executed IRS Form W-8BEN-E or IRS Form W-8BEN; or

(iv)    to the extent a Foreign Lender is not the beneficial owner, an executed IRS Form W-8IMY, accompanied by an executed IRS Form W-8ECI, IRS Form W-8BEN-E or IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;

(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.18 (including by the payment of additional amounts pursuant to this Section 2.18), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)    Survival. Each party’s obligations under this Section 2.18 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
SECTION 2.19.     Sharing of Payments, Etc.
If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its Commitment Percentage thereof as provided herein, then the Lender receiving such greater proportion shall (i) notify the Administrative Agent of such fact, and (ii) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:
(A)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(B)    the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender and any payment made pursuant to Section 2.02(c), 2.11(c), 2.13(c), 2.15, 2.18, 2.21 or 8.04(c) or, in respect of SOFR Rate Loans converted into Base Rate Loans, pursuant to Section 2.16), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
SECTION 2.20.     Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.18, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to

Section 2.18 and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with subsection (a) above, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 8.07), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or Section 2.18) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if such Lender accepts such assignment); provided that:
(i)    the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 8.07(b)(iv);
(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, together with all applicable accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 8.04(c)) from the assignee (to the extent of such outstanding principal amounts and accrued interest and fees) or the Borrower (in the case of all other amounts);
(iii)    in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.18, such assignment will result in a reduction in such compensation or payments thereafter;
(iv)    such assignment shall not conflict with Applicable Law;
(v)    in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable extension, amendment, waiver or consent; and
(vi)    No Default shall have occurred and be continuing.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
SECTION 2.21.     Defaulting Lenders.
(a)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and in Section 8.01.

(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 6.01 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 8.05 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 3.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.21(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees. (A) No Defaulting Lender shall be entitled to receive any commitment fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(iv)    [Reserved].
(v)    Reduction of Available Commitments. The Borrower may terminate the Available Commitment of any Lender that is a Defaulting Lender in accordance with Section 2.08(b).
(b)    Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed in writing by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
ARTICLE III
CONDITIONS PRECEDENT
SECTION 3.01.     Conditions Precedent to Effectiveness.
The obligation of each Lender to make the initial Extension of Credit to be made by it hereunder shall become effective on and as of the first date on which the following conditions precedent have been satisfied:
(a)    The Administrative Agent shall have received on or before such date of effectiveness the following, each dated such day (except as noted otherwise below), in form and substance reasonably satisfactory to the Administrative Agent and, to the extent requested by the Administrative Agent, in sufficient copies (except with respect to the promissory notes described in paragraph (ii) below) for each Lender:
(i)    A fully executed version of this Agreement and the other Loan Documents;
(ii)    Promissory notes payable to each Lender that has requested the same prior to such date pursuant to Section 2.10(d), duly executed by the Borrower.
(iii)    (A) A copy of the articles of incorporation or other organizational documents of the Borrower and each amendment thereto, certified by the Secretary of State of Oregon as being a true and correct copy thereof, and (B) a certificate from the Secretary of State of Oregon (dated not more than 10 days prior to the date hereof) attesting to the continued existence and good standing of the Borrower in that State.
(iv)    Certified copies of the resolutions of the board of directors of the Borrower approving this Agreement and the other Loan Documents and of all documents evidencing other necessary corporate action and Governmental Approvals required for the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents.
(v)    A certificate of the Secretary or Assistant Secretary of the Borrower certifying (A) the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the other documents to be delivered by the Borrower hereunder, and (B) that attached thereto are true and correct copies of the bylaws of the Borrower as in effect on such date.
(vi)    A favorable opinion of in-house counsel for the Borrower, in form and substance reasonably acceptable to the Administrative Agent.
(vii)    A favorable opinion of special New York counsel for the Borrower, in form and substance reasonably acceptable to the Administrative Agent.
(b)        On such date, the following statements shall be true and the Administrative Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Borrower, dated such date, stating that:
(i)    The representations and warranties of the Borrower contained in this Agreement are true and correct on and as of the date of such effectiveness as though made on and as of such date, and
(ii)    No event has occurred and is continuing that constitutes a Default.
(c)    The Existing Credit Agreement shall be repaid in full, all commitments (if any) in respect thereof shall have been terminated and the Administrative Agent shall have received pay-off letter in form and substance satisfactory to it evidencing such repayment and termination.
(d)    The Borrower shall have paid all accrued fees and expenses under the Existing Credit Agreement payable on the date hereof and all accrued fees and expenses of the Administrative Agent, the Joint Lead Arrangers and the Lenders payable on the date hereof (including the accrued fees and expenses of counsel to the Administrative Agent to the extent then due and payable).
(e)    The Administrative Agent shall have received all documentation and information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act, to the extent such documentation or information is requested by the Administrative Agent on behalf of the Lenders reasonably in advance of the date hereof.
(f)    [reserved].
(g)    The Administrative Agent shall have received such other approvals or documents as the Administrative Agent, any Lender shall have reasonably requested through the Administrative Agent reasonably in advance of the date hereof.
SECTION 3.02.     Conditions Precedent to each Extension of Credit.
The obligation of each Lender to make each Extension of Credit to be made by it hereunder (other than in connection with any Borrowing that would not increase the aggregate principal amount of Loans outstanding immediately prior to the making of such Borrowing) shall be subject to the following statements being true on the date of such Borrowing (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of any such Extension of Credit shall constitute a representation and warranty by the Borrower that on the date of such Extension of Credit such statements are true):
(i)    The representations and warranties of the Borrower contained in Section 4.01 (other than the representations and warranties in the first sentence of Section 4.01(g), in Section 4.01(i) and in the first sentence of Section 4.01(n)) are true and correct in all material respects (without duplication of any materiality qualifiers) on and as of the date of such Extension of Credit, before and after giving effect to such Extension of Credit and to the application of the proceeds therefrom, as though made on and as of such date, and
(ii)    No event has occurred and is continuing, or would result from such Extension of Credit or from the application of the proceeds therefrom, that constitutes a Default.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
SECTION 4.01.     Representations and Warranties of the Borrower.
The Borrower represents and warrants as follows:
(a)    The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon and is duly qualified to do business and is in good standing as a foreign corporation under the laws of each state in which the ownership of its properties or the conduct of its business makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect, and each Material Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or otherwise organized.
(b)    The execution, delivery and performance by the Borrower of each Loan Document, and the consummation of the transactions contemplated hereby and thereby, are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate action. Each Loan Document has been duly executed and delivered by the Borrower.
(c)    No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required for the due execution, delivery and performance by the Borrower of any Loan Document, other than such Governmental Approvals that have been duly obtained and are in full force and effect, which as of the date hereof include: Decision 88-04-062 of the Public Utilities Commission of the State of California dated April 27, 1988; Order No. 36171 of the Idaho Public Utilities Commission issued May 6, 2024, in Case No. PAC-E-24-07; Order No. 24-114 of the Public Utility Commission of Oregon issued May 2, 2024; Order Establishing Compliance issued April 8, 1998, in Docket UE-980404, by the Washington Utilities and Transportation Commission; Notice dated April 5, 2024, filed with the Washington Utilities and Transportation Commission; Order Approving Securities Exemption and Accepting the Substance and Format of the Quarterly Financing Activity Report To Be Filed Thereunder issued November 1, 2010, in Docket No. 20000-372-EA-10 (Record No. 12519), by the Public Service Commission of Wyoming; Report and Order issued May 10, 2007, in Docket No. 07-035-16, by the Public Service Commission of Utah; and Order Authorizing Issuances of Securities issued May 20, 2024, in Docket No. ES24-28-000, by the Federal Energy Regulatory Commission.
(d)    The execution, delivery and performance by Borrower of the Loan Documents will not (i) violate (A) the articles of incorporation or bylaws (or comparable documents) of Borrower or any of its Material Subsidiaries or (B) any Applicable Law, (ii) be in conflict with, or result in a breach of or constitute a default under, any contract, agreement, indenture or instrument to which the Borrower or any of its Material Subsidiaries is a party or by which any of its or their respective properties is bound or (iii) result in the creation or imposition of any Lien on the property of Borrower or any of its Material Subsidiaries other than Permitted Liens and Liens required under this Agreement, except to the extent such conflict, breach or default referred to in the preceding clause (ii), individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
(e)    Each Loan Document is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as limited by bankruptcy and similar laws affecting the enforcement of creditors’ rights generally and by the application of general equitable principles.
(f)    The Borrower and each Material Subsidiary are in compliance with all Applicable Laws (including Environmental Laws), except to the extent that failure to comply would not reasonably be expected to have a Material Adverse Effect.
(g)    Except as disclosed in the Borrower’s Annual Report on Form 10-K for the fiscal year ended December 31, ~~2023~~2024 or in any Current Report on Form 8-K or Quarterly Report on Form 10-Q filed subsequent thereto but prior to the ~~Closing~~First Amendment Effective Date, there is no action, suit, proceeding, claim or dispute pending or, to the Borrower’s knowledge, threatened against or affecting the Borrower or any of its Material Subsidiaries, or any of its or their respective properties or assets, before any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There is no injunction, writ, preliminary restraining order or any other order of any nature issued by any Governmental Authority directing that any material aspect of the transactions expressly provided for in any of the Loan Documents not be consummated as herein or therein provided.
(h)    The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at December 31, ~~2023~~2024, and the related consolidated statements of income, cash flows and stockholders’ equity for the fiscal year ended on such date, certified by Deloitte & Touche LLP, copies of which have heretofore been furnished to the Administrative Agent and each Lender, present fairly in all material respects the financial condition of the Borrower and its Consolidated Subsidiaries as at such date, and the consolidated results of their operations and cash flows for the fiscal year then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as may be disclosed therein).
(i)    Except as disclosed in the Borrower’s Annual Report on Form 10-K for the fiscal year ended December 31, ~~2023~~2024 or in any Current Report on Form 8-K or Quarterly Report on Form 10-Q filed subsequent thereto but prior to the ~~Closing~~First Amendment Effective Date, since December 31, ~~2023~~2024, no event has occurred that could reasonably be expected to have a Material Adverse Effect.
(j)    The Borrower and each Material Subsidiary have filed or caused to be filed all U.S. Federal and other material tax returns that are required by Applicable Law to be filed, and have paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property; other than (i) with respect to taxes the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or the applicable Material Subsidiary, as the case may be, or (ii) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
(k)    No ERISA Event has occurred other than as would not, either individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. There are no actions, suits or claims pending against or involving a Pension Plan (other than routine claims for benefits) or, to the knowledge of the Borrower or any of its ERISA Affiliates, threatened, that would reasonably be expected to be asserted successfully against any Pension Plan and, if so asserted successfully, would reasonably be expected either singly or in the aggregate to have a Material Adverse Effect. No lien imposed under the Internal Revenue Code or ERISA on the assets of the Borrower or any of its ERISA Affiliates exists or is likely to arise with respect to any Pension Plan. The Borrower and each of its Subsidiaries have complied with foreign law applicable to its Foreign Plans, except to the extent that failure to comply would not reasonably be expected to have a Material Adverse Effect.
(l)    The Borrower is not engaged in the business of extending credit for the purpose of buying or carrying Margin Stock, and no proceeds of any Loan will be used to extend credit to others for the purpose of buying or carrying any Margin Stock. Following the application of the proceeds of any Extension of Credit, not more than 25% of the value of the assets of the Borrower and the Material Subsidiaries that are subject to the restrictions of Section 5.02(a) or (c) constitute Margin Stock.
(m)    Neither the Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.
(n)    Except as disclosed in the Borrower’s Annual Report on Form 10-K for the fiscal year ended December 31, ~~2023~~2024 or in any Current Report on Form 8-K or Quarterly Report on Form 10-Q filed subsequent thereto but prior to the ~~Closing~~First Amendment Effective Date, (i) there are no claims, liabilities, investigations, litigation, notices of violation or liability, administrative proceedings, judgments or orders, whether asserted, pending or threatened, relating to any liability under or compliance with any applicable Environmental Law, against the Borrower or any Material Subsidiary or relating to any real property currently or formerly owned, leased or operated by the Borrower or any Material Subsidiary, that would reasonably be expected to have a Material Adverse Effect; and (ii) no Hazardous Materials have been or are present or are being spilled, discharged or released on, in, under or from property (real, personal or mixed) currently or formerly owned, leased or operated by the Borrower or any Material Subsidiary in any quantity or manner violating, or resulting in liability under, any applicable Environmental Law, which violation or liability would reasonably be expected to have a Material Adverse Effect.
(o)    No written statement or information furnished by or on behalf of the Borrower to the Administrative Agent, any Lender in connection with the syndication or negotiation of this Agreement or delivered pursuant hereto, in each case as of the date such statement or information is made or delivered, as applicable, contained or contains, any material misstatement of fact or intentionally omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are, or will be made, not misleading.
(p)    Each Material Subsidiary as of the date hereof is set forth on Schedule II.
(q)    The Borrower has implemented and maintains in effect policies and procedures designed to promote compliance by the Borrower, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and, to the knowledge of the Borrower, their respective officers, directors and employees and their respective agents that will act in any capacity in connection with or benefit from the credit facility established hereby, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of the Borrower or any Subsidiary is a Sanctioned Person. No Borrowing, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.
(r)    The Borrower is not a “covered foreign person” as that term is used in the Outbound Investment Rules. The Borrower does not currently engage, or have any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower was a U.S. Person or (iii) any other activity that would cause the Administrative Agent or the Lenders to be in violation of the Outbound Investment Rules or cause Administrative Agent or the Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

ARTICLE V
COVENANTS OF THE BORROWER
SECTION 5.01.     Affirmative Covenants.
So long as any Loan or any other amount payable hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will:
(a)    Payment of Taxes, Etc. Pay and discharge, and cause each Material Subsidiary to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or its property, and (ii) all lawful claims that, if unpaid, would by Applicable Law become a Lien upon its property, in each case, except to the extent that the failure to pay and discharge such amounts, either singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; provided, however, that neither the Borrower nor any Material Subsidiary shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which adequate reserves are being maintained in accordance with GAAP.
(b)    Preservation of Existence, Etc. Preserve and maintain, and cause each Material Subsidiary to preserve and maintain, its corporate, partnership or limited liability company (as the case may be) existence and all rights (charter and statutory) and franchises, except to the extent the failure to maintain such rights and franchises would not reasonably be expected to have a Material Adverse Effect; provided, however, that the Borrower and any Material Subsidiary may consummate any merger or consolidation permitted under Section 5.02(b).
(c)    Compliance with Laws, Etc. Comply, and cause each Material Subsidiary to comply with Applicable Law (with such compliance to include, without limitation, compliance with Environmental Laws, the Patriot Act, Anti-Corruption Laws and Sanctions), except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect.
(d)    Inspection Rights. At any reasonable time and from time to time, permit the Administrative Agent or any Lender or any designated agents or representatives thereof, at all reasonable times and to the extent permitted by Applicable Law, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any Material Subsidiary and to discuss the affairs, finances and accounts of the Borrower and any Material Subsidiary with any of their officers or directors and with their independent certified public accountants (at which discussion, if the Borrower or such Material Subsidiary so requests, a representative of the Borrower or such Material Subsidiary shall be permitted to be present, and if such accountants should require that a representative of the Borrower be present, the Borrower agrees to provide a representative to attend such discussion); provided that (i) such designated agents or representatives shall agree to any reasonable confidentiality obligations proposed by the Borrower and shall follow the guidelines and procedures generally imposed upon like visitors to the Borrower’s facilities, and (ii) unless an Event of Default shall have occurred and be continuing, such visits and inspections shall occur not more than once in any fiscal quarter.

(e)    Keeping of Books. Keep, and cause each Material Subsidiary to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Material Subsidiary in accordance with GAAP.
(f)    Maintenance of Properties, Etc. Maintain and preserve, and cause each Material Subsidiary to maintain and preserve, all of its properties that are material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.
(g)    Maintenance of Insurance. Maintain, and cause each Material Subsidiary to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which Borrower or any of its Material Subsidiaries operates to the extent available on commercially reasonable terms (the “Industry Standard”); provided, however, that the Borrower and each Material Subsidiary may self-insure to the same extent as other companies engaged in similar businesses and owning similar properties and to the extent consistent with prudent business practice; and provided, further, that if the Industry Standard is such that the insurance coverage then being maintained by Borrower and its Material Subsidiaries is below the Industry Standard, Borrower shall only be required to use its reasonable best efforts to obtain the necessary insurance coverage such that its and its Material Subsidiaries’ insurance coverage equals or is greater than the Industry Standard.
(h)    Reporting Requirements. Furnish to the Lenders:
(i)    within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and consolidated statements of income and cash flows of the Borrower and its Consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by the chief financial officer, chief accounting officer, treasurer or assistant treasurer of the Borrower as having been prepared in accordance with generally accepted accounting principles and a certificate of the chief financial officer, chief accounting officer, treasurer or assistant treasurer of the Borrower as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP in effect on the date hereof;
(ii)    within 120 days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such year for the Borrower and its Consolidated Subsidiaries, containing a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and consolidated statements of income and cash flows of the Borrower and its Consolidated Subsidiaries for such fiscal year, in each case accompanied by an opinion by Deloitte & Touche LLP or other independent public accountants of nationally recognized standing, and a certificate of the chief financial officer, chief accounting officer, treasurer or assistant treasurer of the Borrower as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP in effect on the date hereof;
(iii)    within five days after the chief financial officer or treasurer of the Borrower obtains knowledge of the occurrence of any Default, a statement of the chief financial officer or treasurer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;
(iv)    within ten Business Days after the Borrower or any of its ERISA Affiliates knows or has reason to know that (A) the Borrower or any of its ERISA Affiliates has failed to comply with ERISA or the related provisions of the Internal Revenue Code with respect to any Pension Plan, and such noncompliance will, or could reasonably be expected to, result in material liability to the Borrower or its Subsidiaries, and/or (B) any ERISA Event (other than an ERISA Event as defined in clause (vi) of the definition of “ERISA Event”) has occurred, a certificate of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, proposed to be taken with respect to such ERISA Event and a copy of any notice filed with the PBGC or the IRS pertaining to such ERISA Event and all notices received by the Borrower or such ERISA Affiliate from the PBGC or any other governmental agency with respect thereto;
(v)    promptly after the commencement thereof, notice of all actions and proceedings before, and orders by, any Governmental Authority affecting the Borrower or any Material Subsidiary of the type described in Section 4.01(g);
(vi)    together with the financial statements delivered in paragraphs (i) and (ii) of this Section 5.01(h), if Schedule II shall no longer set forth a complete and correct list of all Material Subsidiaries as of the last date of the period for which such financial statements were prepared, an updated Schedule II setting forth all Material Subsidiaries as of the last date of such period for which such financial statements have been prepared;
(vii)    if requested by the Administrative Agent or any Lender, an updated Beneficial Ownership Certification to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, reflecting any change in the information provided in any Beneficial Ownership Certification delivered to the Administrative Agent or any Lender that would result in a change to the list of beneficial owners of the Borrower;
(viii)    promptly upon the occurrence of a Reportable Compliance Event, notice of such occurrence; and

(ix)    such other information respecting the Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.
If the financial statements required to be delivered pursuant to Section 5.01(h)(i) or 5.01(h)(ii) are included in any Form 10-K or 10-Q filed by the Borrower, the Borrower’s obligation to deliver such documents or information to the Administrative Agent shall be deemed to be satisfied upon (x) delivery of a copy of the relevant form to the Administrative Agent within the time period required by such Section or (y) the relevant form being available on EDGAR and the delivery of a notice to the Administrative Agent (which notice may be delivered by electronic mail and/or included in the applicable compliance certificate delivered pursuant to Section 5.01(h)(i) or 5.01(h)(ii)) that such form is so available, in each case within the time period required by such Section.

(i)    Use of Proceeds. Use the proceeds of the Borrowings for working capital and other general corporate purposes.
SECTION 5.02.     Negative Covenants.
So long as any Loan or any other amount payable hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower agrees that it will not:
(a)    Liens, Etc. Create or suffer to exist, or cause or permit any Material Subsidiary to create or suffer to exist, any Lien on or with respect to any of its properties, including, without limitation, equity interests held by such Person in any Subsidiary of such Person, whether now owned or hereafter acquired, other than (i) Permitted Liens, (ii) Liens created by or pursuant to (x) the Mortgage and Deed of Trust, dated as of January 9, 1989, as amended, modified or supplemented, of PacifiCorp, entered into with The Bank of New York Mellon Trust Company, N.A. (as successor trustee to JPMorgan Chase Bank, N.A.) or (y) any other first mortgage indenture or similar agreement or instrument pursuant to which the Borrower or any of its Material Subsidiaries may issue bonds, notes or similar instruments secured by a lien on all or a substantial portion of its fixed assets, so long as under the terms of such other indenture or similar agreement or instrument no “cross-default” or similar “event of default” (howsoever designated) in respect of any bonds, notes or other instruments issued thereunder will be triggered by reference to a Default, and (iii) Liens, in addition to the foregoing, securing obligations not greater than the greater of (A) 7.5% of consolidated shareholders’ equity of all classes (whether common, preferred, mandatorily convertible preferred or preference) of the Borrower and (B) $100,000,000.
(b)    Mergers, Etc. Merge or consolidate with or into any Person, unless (i) the successor entity (if other than the Borrower) (A) assumes, in form reasonably satisfactory to the Administrative Agent, all of the obligations of the Borrower under this Agreement, (B) is a corporation or limited liability company formed under the laws of the United States of America, one of the states thereof or the District of Columbia, (C) is in pro forma compliance with the covenant in Section 5.03 both before and after giving effect to such proposed transaction (determined as if such proposed transaction had occurred on the last day of the most recent fiscal quarter period preceding the date of such proposed transaction for which financial statements have been delivered pursuant to Section 5.01(h)) and (D) has long-term senior unsecured debt ratings issued (and confirmed after giving effect to such merger) by S&P or Moody’s of at least BBB- and Baa3, respectively (or if no such ratings have been issued, commercial paper ratings issued (and confirmed after giving effect to such merger) by S&P and Moody’s of at least A-3 and P-3, respectively), and (ii) no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom, and provided, in each case of clause (i) where the successor entity is other than the Borrower, that the Administrative Agent shall have received, and be reasonably satisfied with, all documentation and information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act, to the extent such documentation or information is requested by the Administrative Agent on behalf of the Lenders prior to the date of such proposed transaction.
(c)    Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose of all or substantially all of its assets to any Person, or grant any option or other right to purchase, lease or otherwise acquire such assets, except that the Borrower may sell, lease, transfer or otherwise dispose of all or substantially all of its assets to any Person so long as the requirements set forth in Section 5.02(b) are satisfied as if such disposition were a merger or consolidation in which the Borrower is not the surviving entity.
(d)    Use of Proceeds. Use the proceeds of any Extension of Credit to buy or carry Margin Stock in violation of the Margin Regulations.
(e)    [Reserved].
(f)    [Reserved].
(g)    [Reserved].
(h)    [Reserved].
(i)    Compliance with Anti-Corruption Laws and Sanctions. The Borrower will not, directly or, to the knowledge of the Borrower, indirectly, use the proceeds of any Borrowing, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, any other party (including each Credit Party) to this Agreement or the other Loan Documents.
(j)    Outbound Investments. The Borrower will not (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower was a U.S. Person or (iii) any other activity that would cause the Administrative Agent or the Lenders to be in violation of the Outbound Investment Rules or cause the Administrative Agent or the Lenders to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.
SECTION 5.03.     Financial Covenant.
So long as any Loan shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will maintain a ratio of Consolidated Debt to Consolidated Capital of not greater than 0.65 to 1.00 as of the last day of each fiscal quarter.
ARTICLE VI
EVENTS OF DEFAULT
SECTION 6.01.     Events of Default.
If any of the following events (“Events of Default”) shall occur and be continuing:
(a)    The Borrower shall fail to pay any principal of any Loan when the same becomes due and payable, or shall fail to pay any interest on any Loan or make any other payment of fees or other amounts payable under this Agreement within five days after the same becomes due and payable; or
(b)    Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made; or
(c)    (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(b), 5.02 or 5.03, or (ii) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or
(d)    The Borrower or any Material Subsidiary shall fail to pay any principal of or premium or interest on any Debt (other than Debt under this Agreement) that is outstanding in a principal amount in excess of $100,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), prior to the stated maturity thereof; or
(e)    Any judgment or order for the payment of money in excess of $100,000,000 to the extent not paid or insured shall be rendered against the Borrower or any Material Subsidiary and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or
(f)    The Borrower or any Material Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any Material Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any Material Subsidiary shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or
(g)    An ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, has resulted in, or is reasonably likely to result in, a Material Adverse Effect; or
(h)    (i) Berkshire Hathaway shall fail to own, directly or indirectly, at least 50% of the issued and outstanding shares of common stock of the Borrower, calculated on a fully diluted basis or (ii) Berkshire Hathaway Energy Company shall fail to own, directly or indirectly, at least 80% of the issued and outstanding shares of common stock of the Borrower, calculated on a fully diluted basis (each, a “Change of Control”); provided that, in each case of the foregoing clauses (i) and (ii), such failure shall not constitute an Event of Default unless and until a Rating Decline has occurred;
then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Loans to be terminated, whereupon the same shall forthwith terminate and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the outstanding Borrowings, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the outstanding Borrowings, all such interest and all such amounts shall become and be forthwith due and payable by the Borrower, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States of America, (A) the obligation of each Lender to make Loans shall automatically be terminated and (B) the outstanding Borrowings, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.
ARTICLE VII
THE ADMINISTRATIVE AGENT
SECTION 7.01.     Appointment and Authority.
Each Lender hereby irrevocably appoints JPMCB to act on its behalf as the Administrative Agent hereunder, under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein, in any other Loan Document (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

SECTION 7.02.     Rights as a Lender.
The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 7.03.     Exculpatory Provisions.
(a)    The Administrative Agent shall not have any duties or obligations except those expressly set forth herein, in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(i)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby, by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein, in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(iii)    shall not, except as expressly set forth herein, in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
(b)    The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 6.01 and 8.01), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower or a Lender.
(c)    The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
SECTION 7.04.     Reliance by Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of an Loan that by its terms must be fulfilled to the satisfaction of any Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 7.05.     Resignation of Administrative Agent.
(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be (i) a commercial bank with an office in the United States having a combined capital and surplus of at least $500,000,000, or an Affiliate of any such bank with an office in the United States and (ii) subject to the approval of the Borrower so long as no Default shall have occurred and be continuing (such approval not to be unreasonably withheld or delayed). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor, which shall be (i) a commercial bank with an office in the United States having a combined capital and surplus of at least $500,000,000, or an Affiliate of any such bank with an office in the United States and (ii) subject to the approval of the Borrower so long as no Default shall have occurred and be continuing (such approval not to be unreasonably withheld or delayed). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder, under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder, under the other Loan Documents, the provisions of this Article and Section 8.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
(d)    Notwithstanding anything in this Section 7.05 to the contrary, the retiring or removed Administrative Agent shall continue to hold any collateral as bailee for the benefit of the Lenders until a successor Administrative Agent has been appointed in accordance with this Section 7.05.
SECTION 7.06.     Non-Reliance on Administrative Agent and Other Lenders.
Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 7.07.     Indemnification.
Each Lender severally agrees to indemnify the Administrative Agent (to the extent not promptly reimbursed by the Borrower and without limiting its obligation to do so) from and against such Lender’s Commitment Percentage of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any other Loan Document or any action taken or omitted by the Administrative Agent under this Agreement, any other Loan Document; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct, as proven in a court of competent jurisdiction by final and nonappealable judgment. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its Commitment Percentage of any costs and expenses (including, without limitation, fees and reasonable expenses of counsel) payable by the Borrower under Section 8.04, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrower (and without limiting its obligation to do so) after request therefor. The failure of any Lender to reimburse the Administrative Agent promptly upon demand for its Commitment Percentage of any amount required to be paid by the Lender to the Administrative Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Administrative Agent for its Commitment Percentage of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Administrative Agent for such other Lender’s Commitment Percentage of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 7.07 shall survive the payment in full of principal, interest and all other amounts payable hereunder.
SECTION 7.08.     No Other Duties, etc.
Anything herein to the contrary notwithstanding, none of the Joint Lead Arrangers, the “Joint Bookrunners” or the Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement, any other Loan Document, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder or thereunder.

SECTION 7.09.     Erroneous Payments.
(a)    If the Administrative Agent notifies a Lender or Credit Party, or any Person who has received funds on behalf of a Lender or Credit Party such Lender (any such Lender Credit Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Credit Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or Credit Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)    Without limiting immediately preceding clause (a), each Lender or Credit Party, or any Person who has received funds on behalf of a Lender or Credit Party such Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Credit Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)    (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)    such Lender or Credit Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 7.09(b).

(c)    Each Lender or Credit Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Credit Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Credit Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby

(together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold an Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Credit Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e)    The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making a payment or prepayment of the obligations.

(f)    To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine

(g)    Each party’s obligations, agreements and waivers under this Section 7.09 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all obligations (or any portion thereof) under any Loan Document.

ARTICLE VIII
MISCELLANEOUS
SECTION 8.01.     Amendments, Etc.
Subject to Section 2.12(c) and Section 2.21(a)(i), no amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that, no amendment, waiver or consent shall, unless in writing and signed by each Lender directly affected thereby (other than, in the case of clause (i) or (v) below, any Defaulting Lender), do any of the following: (i) amend Section 3.01 or 3.02 or waive any of the conditions specified therein, (ii) increase the Commitment of any Lender or extend the Commitments, (iii) reduce the principal of, or interest on, or rate of interest applicable to, the outstanding Loans or any fees or other amounts payable hereunder, (iv) postpone any date fixed for any payment of principal of, or interest on, the outstanding Loans, reimbursement obligations or any fees or other amounts payable hereunder, (v) change the definition of Required Lenders or change the percentage of the Commitments or of the aggregate unpaid principal amount of the outstanding Borrowings, or the number or the percentage of Lenders, that shall be required for the Lenders or any of them to take any action hereunder, or (vi) amend or waive this Section 8.01 or any provision of this Agreement that requires pro rata treatment of the Lenders; and provided further that (x) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent, as the case may be, under this Agreement and (y) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent and the Required Lenders, amend or waive Section 2.21. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrower, the Required Lenders and the Administrative Agent if by the terms of such agreement the Commitment of each Non-Consenting Lender provided for therein shall terminate (but such Non-Consenting Lender shall continue to be entitled to the benefits of Sections 2.15, 2.18 and 8.04) upon the effectiveness of such amendment, and such Non-Consenting Lender shall have received or shall at the time of such termination receive payment of an amount equal to the outstanding principal of its Loans, together with all applicable accrued interest thereon, accrued fees and all other amounts then payable to it hereunder and under the other Loan Documents.
SECTION 8.02.     Notices, Etc.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:
(i)    if to the Borrower, to it at 825 N.E. Multnomah Street, Suite 1900, Portland, Oregon 97232-4116, Attention: Nikki L. Kobliha, Senior Vice President~~,~~ and Chief Financial Officer ~~and Treasurer~~ (Facsimile: (503) 813-5625; Telephone No. (503) 813-5645);
(ii)    if to the Administrative Agent from any Lender, to ~~it at 8181 Communications Pkwy, Bldg B, Floor 06, Plano, TX 75024, Attention: Oswin Joseph (Telephone: (972) 324-9944; Email: oswin.joseph@jpmorgan.com);~~JPMorgan Chase Bank, N.A., at the address separately provided to the Borrower with a hard copy to JP Morgan Chase & Co, CIB DMO WLO, Mail code NY1-C413, 4 CMC, Brooklyn, NY 11245-0001, but if for Borrowings, prepayment and terminations notices, to JPMorgan Chase Bank, N.A., 4041 Ogletown Stanton Road, Floor 2, Newark, DE 19713, Attention: Loan & Agency Services Group;
(iii)    if to the Administrative Agent from the Borrower, to it at an address provided by the Administrative Agent to the Borrower; and
(iv)    if to any Initial Lender, at its Lending Office specified opposite its name on Schedule I hereto, and if to any other Lender at its Lending Office specified in the Assignment and Assumption pursuant to which it became a Lender.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in subsection (b) below, shall be effective as provided in said subsection (b).

(b)    Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2.02 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)    Change of Address, etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
(d)    Platform.
(i)     The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).
(ii)    The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of communications through the Platform except to the extent that such damages are found in a judgment by a court of competent jurisdiction by final and nonappealable judgment to have resulted from such Agent Party’s gross negligence or willful misconduct. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender by means of electronic communications pursuant to this Section, including through the Platform.
SECTION 8.03.     No Waiver; Remedies.
No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 8.04.     Costs and Expenses; Indemnification.
(a)    The Borrower agrees to pay promptly upon demand all reasonable out-of-pocket costs and expenses of the Administrative Agent, the Joint Lead Arrangers and their respective Affiliates in connection with the preparation, negotiation, execution, delivery, administration, modification and amendment of this Agreement and the other documents to be delivered hereunder, including, without limitation, (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, and audit expenses and (B) the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement. The Borrower further agrees to pay promptly upon demand all reasonable costs and expenses of the Administrative Agent and the Lenders, (A) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans, including, without limitation, reasonable fees and expenses of one outside counsel for the Administrative Agent and the Lenders taken as a whole in connection with the enforcement of rights under this Section 8.04(a) (and, with respect to matters referred to in clause (A) of this sentence only, separate counsel for the Administrative Agent and any Lender to the extent needed to avoid an actual or potential conflict of interest).
(b)    The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Joint Lead Arrangers, each Lender, and each Related Party of any of the foregoing Persons (each, an “Indemnified Party”) from and against any and all claims, damages, losses and liabilities, joint or several, to which any such Indemnified Party may become subject, in each case arising out of or in connection with or relating to (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans, and shall reimburse any Indemnified Party for any and all reasonable expenses (including, without limitation, reasonable fees and expenses of counsel) as they are incurred in connection with the investigation of or preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party (but if not a party thereto, then only with respect to such proceedings where such Indemnified Party (i) is subject to legal process or other compulsion of law, (ii) believes in good faith that it will be so subject, or (iii) believes in good faith that it is necessary or appropriate for it to resist any legal process or other compulsion of law which is purported to be asserted against it) and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Borrower or any of its Affiliates and whether or not any of the transactions contemplated hereby are consummated or this Agreement is terminated, except to the extent such claim, damage, loss, liability or expense is found in a judgment by a court of competent jurisdiction by final and nonappealable judgment to have resulted from such Indemnified Party’s gross negligence, bad faith or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower agrees not to assert any claim against the Administrative Agent, any Lender, any of their respective Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans. This Section 8.04(b) shall not apply with respect to Taxes that are Indemnified Taxes, Excluded Taxes or Taxes that are covered by Section 2.15(a)(ii).
(c)    If any payment of principal of, or Conversion of, any SOFR Rate Loan is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Loan, as a result of a payment or Conversion pursuant to Section 2.09, 2.12(b), 2.13, 2.14, 2.15 or 2.16, acceleration of the maturity of the outstanding Borrowings pursuant to Section 6.01, assignment to another Lender upon demand of the Borrower pursuant to Section 2.20(b) or for any other reason (in the case of any such payment or Conversion), the Borrower shall, promptly upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (other than loss of Applicable Margin), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Loan.
(d)    Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.15, 2.16, 2.19 and 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder.
(e)    The Borrower agrees that ~~no Indemnified Party~~none of the Administrative Agent, any Lender, any of their respective Affiliates, or any of their respective directors, officers, employees, attorneys and agents shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Borrower or its respective security holders or creditors related to or arising out of or in connection with this Agreement, the Loans or the use or proposed use of the proceeds thereof, any of the transactions contemplated by any of the foregoing or in the loan documentation and the performance by ~~an Indemnified Party~~the Administrative Agent, any Lender, any of their respective Affiliates, or any of their respective directors, officers, employees, attorneys and agents by any of the foregoing except to the extent that any loss, claim, damage, liability or expense is found in a judgment by a court of competent jurisdiction by final and nonappealable judgment to have resulted from ~~such Indemnified Party’s~~ gross negligence or willful misconduct of such Administrative Agent, any Lender, any of their respective Affiliates, or any of their respective directors, officers, employees, attorneys and agents.
(f)    In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Borrower or any of its Affiliates in which such Indemnified Party is not named as a defendant, the Borrower agrees to reimburse such Indemnified Party for all reasonable expenses incurred by it in connection with such Indemnified Party’s appearing and preparing to appear as such a witness, including, without limitation, the fees and disbursements of its legal counsel.
SECTION 8.05.     Right of Set-off.
Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the outstanding Borrowings due and payable pursuant to the provisions of Section 6.01, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender or any such Affiliate, to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or their respective Affiliates, irrespective of whether or not such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.21 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations of the Borrower owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
SECTION 8.06.     Binding Effect.
This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of all of the Lenders.
SECTION 8.07.     Assignments and Participations.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in subsection (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)    in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, or an integral multiple of $1,000,000 in excess thereof, unless each of the Administrative Agent and, so long as no Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)     the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender or an Affiliate of a Lender; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten Business Days after having received written notice thereof; and

(B)     the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender with a Commitment or an Affiliate of such Lender.

(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates (except for any Affiliate of Berkshire Hathaway not controlled directly or indirectly by the Borrower that is a commercial lender acquiring rights and obligations under this Agreement in the ordinary course of its business) or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).
(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural Person.
(vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this subsection, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.15, 2.18 and 8.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments and Termination Date of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or the Borrower or any of the Borrower’s Affiliates (except for any Affiliate of Berkshire Hathaway not controlled directly or indirectly by the Borrower that is a commercial lender acquiring participations under this Agreement in the ordinary course of its business) or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged,

(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 7.07 with respect to any payments made by such Lender to its Participant(s).
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 8.01 requiring the consent of each Lender directly affected thereby that directly affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.18 and 8.04(c) (subject to the requirements and limitations therein, including the requirements under Section 2.18(g) (it being understood that the documentation required under Section 2.18(g) shall be delivered to the participating Lender or the applicable Withholding Agent to the extent required by Applicable Law)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.20 as if it were an assignee under subsection (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.18, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.20(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.05 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.19 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or to comply with other requirements under applicable tax law. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central banking authority; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 8.08.     Confidentiality.
Neither the Administrative Agent nor any Lender shall disclose any Confidential Information to any other Person without the consent of the Borrower, other than (i) to the Administrative Agent’s or such Lender’s Affiliates and their officers, directors, employees, agents and advisors, to the Administrative Agent or a Lender and, as contemplated by Section 8.07, to actual or prospective assignees and participants, and then only on a confidential basis, (ii) as required by any law, rule or regulation or judicial process, (iii) to any rating agency when required by it, provided, that, prior to any such disclosure, such rating agency, commercial paper dealer or provider shall undertake to preserve the confidentiality of any Confidential Information received by it from such Lender, (iv) as requested or required by any state, federal or foreign authority or examiner regulating banks, banking or other financial institutions, (v) to any direct, indirect, actual or prospective counterparty (and its advisor) to any swap, derivative or securitization transaction related to the obligations under this Agreement on a confidential basis, (vi) to any credit insurance provider relating to the Borrower and its obligations on a confidential basis and (vii) pursuant to a request or requirement from a regulatory authority (governmental or non-governmental self-regulatory authority) having jurisdiction over a Lender; provided that unless prohibited by Applicable Law, each Lender and the Administrative Agent agree, prior to disclosure thereof, to notify the Borrower of any request for disclosure of any such Confidential Information (x) by any Governmental Authority or representative thereof (other than any such request in connection with an examination of such Lender or the Administrative Agent by such Governmental Authority) or (y) pursuant to legal process. For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to the Governmental Authority, or self-regulatory authority without any notification to any Person.
SECTION 8.09.     Governing Law.
EACH LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.
SECTION 8.10.     Severability.
In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired hereby.

SECTION 8.11.     Execution in Counterparts.
This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or other electronic transmission (including by e-mail with a PDF attachment of an executed counterpart) shall be effective as delivery of an original executed counterpart of this Agreement.
SECTION 8.12.     Jurisdiction, Etc.
(a)    Each party hereto hereby irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in the Borough of Manhattan in New York City, and of the United States District Court of the Southern District of New York sitting in the Borough of Manhattan in New York City, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such  courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court.  Each party hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(b)    The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)    Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 8.02. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.
SECTION 8.13.     Waiver of Jury Trial.
EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) OR THE ACTIONS OF THE ADMINISTRATIVE AGENT, THE BORROWER OR ANY LENDER IN THE

NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF. TO THE EXTENT THEY MAY LEGALLY DO SO, BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 8.14.     USA Patriot Act.
Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law as of October 26, 2001)) (as amended, restated, modified or otherwise supplemented from time to time, the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act. The Borrower shall, and shall cause each of its Subsidiaries to, provide to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act, including, without limitation, the Beneficial Ownership Regulation for the Borrower to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation..
SECTION 8.15.     No Fiduciary Duty.
The Credit Parties and their respective Affiliates (collectively, solely for purposes of this Section, the “Lender Parties”), may have economic interests that conflict with those of the Borrower, its securities holders and/or their Affiliates. The Borrower agrees that nothing in the Loan Documents will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender Party, on the one hand, and the Borrower, its securities holders or its Affiliates, on the other hand. The Borrower acknowledges and agrees that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lender Parties, on the one hand, and the Borrower, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender Party has assumed an advisory or fiduciary responsibility in favor of the Borrower, its securities holders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender Party has advised, is currently advising or will advise the Borrower, its securities holders or its Affiliates on other matters), and (y) each Lender Party is acting solely as principal hereunder and under the other Loan Documents and not as the agent or fiduciary of the Borrower, its management, securities holders or creditors. The Borrower acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower agrees that it will not claim that any Lender Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, in connection with the transactions contemplated by the Loan Documents or the process leading thereto.
SECTION 8.16.     Acknowledgement and Consent to Bail-In of Affected Financial Institutions.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

SECTION 8.17.     [Reserved].
SECTION 8.18.     Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

[Remainder of page intentionally left blank.]

PACIFICORP,
as Borrower

By
~~Ryan Weems~~Name:
~~Vice President, Controller and Assistant Treasurer~~Title:
By
~~Nikki L. Kobliha~~
~~Senior Vice President, Chief Financial Officer and Treasurer~~Name:
Title:

Signature Page to PacifiCorp 364-Day Revolving Credit Agreement

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Lender

By
Name:
Title:
Signature Page to PacifiCorp 364-Day Revolving Credit Agreement

LENDERS:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender

By___________________________
    Name:
    Title:
Signature Page to PacifiCorp 364-Day Revolving Credit Agreement

MIZUHO BANK, LTD., as Lender

By___________________________
    Name:
    Title:
Signature Page to PacifiCorp 364-Day Revolving Credit Agreement

CITIBANK, N.A., as Lender

By_____________________________
    Name:
    Title:
Signature Page to PacifiCorp 364-Day Revolving Credit Agreement

BARCLAYS BANK PLC, as Lender

By_____________________________
    Name:
    Title:
Signature Page to PacifiCorp 364-Day Revolving Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as Lender

By___________________________
    Name:
    Title:
Signature Page to PacifiCorp 364-Day Revolving Credit Agreement

EXHIBIT A
~~(to the Credit Agreement)~~
~~FORM OF NOTICE OF BORROWING~~
~~JPMorgan Chase Bank, N.A., as Administrative Agent~~
    ~~for the Lenders party~~
    ~~to the Credit Agreement~~
~~referred to below~~

~~Attention: Agency Group~~
~~[Date]~~

~~Ladies and Gentlemen:~~
~~The undersigned, PacifiCorp, refers to the 364-Day Credit Agreement, dated as of June 28, 2024 (as further amended or modified from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, and hereby gives you notice, irrevocably, pursuant to Section 2.02(a) of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.02(a) of the Credit Agreement:~~
~~(i)    The Business Day of the Proposed Borrowing is __________________, 20__.~~
~~(ii)    The Type of Loans comprising the Proposed Borrowing is [Base Rate Loans][SOFR Rate Loans].~~
~~(iii)    The aggregate amount of the Proposed Borrowing is $___________________.~~
~~[(iv)    The initial Interest Period for each SOFR Rate Loan made as part of the Proposed Borrowing is _____ month[s].]~~
~~The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:~~
~~(A)    the representations and warranties contained in Section 4.01 of the Credit Agreement (other than the representations and warranties in the first sentence of Section 4.01(g), in Section 4.01(i) and in the first sentence of Section 4.01(n)) are true and correct in all material respects on and as of the date hereof, before and after giving~~

A-2
~~effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on the date hereof; and~~
~~(B)    no event has occurred and is continuing, or would result from the Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default.~~
~~Very truly yours,~~
~~PACIFICORP~~

~~By~~
                         ~~Name:~~
                         ~~Title:~~

[RESERVED]

EXHIBIT B
(to the Credit Agreement)

ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit and guarantees included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to
1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
3 Select as appropriate.
4 Include bracketed language if there are either multiple Assignors or multiple Assignees.

[the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.    Assignor[s]:        ________________________________

                ______________________________
    [Assignor [is] [is not] a Defaulting Lender]

2.    Assignee[s]:        ______________________________

                ______________________________
    [for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.    Borrower(s):        PacifiCorp

4.    Administrative Agent: JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5.    Credit Agreement:    The 364-Day Credit Agreement dated as of June 28, 2024 among PacifiCorp, the Lenders parties thereto and JPMorgan Chase Bank, N.A.

6.     Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Aggregate Amount of Commitment/Loans for all Lenders[7]	Amount of Commitment/ Loans Assigned[8]	Percentage Assigned of Commitment/ Loans[8]	CUSIP Number
		$	$	%
		$	$	%
		$	$	%

[7.    Trade Date:        ______________]9

[Page break]

5 List each Assignor, as appropriate.
6 List each Assignee, as appropriate.
7 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
8 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
9 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]10
[NAME OF ASSIGNOR]

By______________________________
Title:

[NAME OF ASSIGNOR]

By______________________________
Title:

ASSIGNEE[S]11
[NAME OF ASSIGNEE]

By______________________________
Title:

[NAME OF ASSIGNEE]

By______________________________
Title:

10 Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
11 Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

[Consented to and]12 Accepted:
JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By _________________________________
Title:

[Consented to:]13
[NAME OF RELEVANT PARTY]

By ________________________________
Title:

12 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
13 To be added only if the consent of the Borrower.

ANNEX 1
364-Day Credit Agreement, dated as of June 28, 2024, among PacifiCorp, the Lenders parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1    Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 8.07(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 8.07(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to clauses (i) and (ii) of Section 5.01(h) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.
3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT C-1
(to the Credit Agreement)
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the 364-Day Credit Agreement, dated as of June 28, 2024 (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PacifiCorp (the “Borrower”), the Lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E or IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT C-2
(to the Credit Agreement)
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the 364-Day Credit Agreement, dated as of June 28, 2024 (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PacifiCorp (the “Borrower”), the Lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E or IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT C-3
(to the Credit Agreement)
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the 364-Day Credit Agreement, dated as of June 28, 2024 (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PacifiCorp (the “Borrower”), the Lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E or IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E or IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT C-4
(to the Credit Agreement)
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the 364-Day Credit Agreement, dated as of June 28, 2024 (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PacifiCorp (the “Borrower”), the Lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any promissory note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E or IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E or IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

SCHEDULE I

LIST OF COMMITMENT AMOUNTS AND LENDING OFFICES

PACIFICORP

364-Day Credit Agreement

Name of Bank	Commitment Amount	Lending Office
Barclays Bank PLC	$150,000,000.00	745 Seventh Avenue, 8th FL New York, New York 10019 Contact: Manoj Jain Phone: (201) 499-2063 Email: manoj.jain@barclays.com Group Email: 12015108101@tls.ldsprod.com

Citibank, N.A.	$150,000,000.00	399 Park Avenue, 16th Floor 5 New York, New York 10043 Contact: Loan Administration Phone: (302) 894-6052 Fax: (212) 994-0847 Email: GLOriginationOps@citi.com

JPMorgan Chase Bank, N.A.	$150,000,000.00	As provided separately to the Borrower

Mizuho Bank, Ltd.	$150,000,000.00	1271 Avenue of the Americas New York, New York 10020 Contact: Andrew Taylor Phone: (212) 282-4114 Email: Andrew.taylor@mizuhogroup.com

PNC Bank, National Association	$150,000,000.00	249 Fifth Avenue One PNC Plaza Pittsburgh, Pennsylvania 15222 Contact: Janet Gordon Phone: (440) 546-6564 Fax: (877) 717-5502 Email: janet.gordon@pnc.com Group Email: ParticipationCloserRequests@pnc.com

I-2

Name of Bank	Commitment Amount	Lending Office

Wells Fargo Bank, National Association	$150,000,000.00
90 S. 7th Street
MAC: N9305-156
Minneapolis, MN 55402

Contact: Whitney Shellenberg
Phone: (612) 667-5878
Fax : (612) 316-0506
Email: Whitney.L.Shellenberg@wellsfargo.com
Group Email: RKELCLNSVPayments@wellsfargo.com

TOTAL	$900,000,000.00

SCHEDULE II

LIST OF MATERIAL SUBSIDIARIES

PACIFICORP

364-Day Credit Agreement
None.